Exhibit 99.2
FOR IMMEDIATE RELEASE
Kaiser Aluminum Announces $75 Million Stock Repurchase Plan and a 33 Percent
Increase in Quarterly Dividend
Financial Initiatives Aimed at Enhancing Total Shareholder Value
FOOTHILL RANCH, Calif. — June 9, 2008 — Kaiser Aluminum (NASDAQ:KALU), a leading producer of fabricated aluminum products, today announced that its Board of Directors has authorized the repurchase of up to $75 million in the company’s common stock.
The Board also declared a quarterly cash dividend of $0.24 per share on the company’s outstanding stock, which represents a 33 percent increase over the prior quarter’s dividend. This dividend will be payable on August 15, 2008 to shareholders of record at the close of business on July 25, 2008.
“While we continue to aggressively pursue initiatives for the long-term growth of the company, we are pleased that our shareholders will also be able to participate in the company’s profits through increased cash dividends as well as any share repurchases under the plan approved by our Board,” said Jack A. Hockema, chairman, president and CEO of Kaiser Aluminum. “The Board’s decision to authorize these initiatives underscores our confidence in the company’s financial strength and prospects for the future.”
Repurchase transactions will occur at such times and prices as management deems appropriate and will be funded with the company’s excess liquidity after giving consideration to internal and external growth opportunities and future cash flows. Repurchases will not commence until after July 6, 2008, and it is expected that the authorization will be utilized over approximately 18 months, subject to market conditions. Repurchases may be in open-market transactions or in privately negotiated transactions and the program may be modified, extended or terminated by the board of directors at any time.
“Our $244 million organic growth program provides additional capacity to address growing demand for aerospace and high strength plate products and will leverage new efficiencies in several of our value streams,” added Hockema. “Our strong financial position allows us to create long-term shareholder value through organic initiatives and acquisitions while also rewarding our shareholders with increased dividends and share repurchases.”

Kaiser Aluminum, headquartered in Foothill Ranch, Calif., is a leading producer of fabricated aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The company’s North American facilities annually produce more than 500 million pounds of value-added sheet, plate, extrusions, forgings, rod, bar and tube products, adhering to traditions of quality, innovation and service that have been key components of our culture since the company was founded in 1946. The company’s stock is included in the Russell 2000® index. For more information, please visit www.kaiseraluminum.com.
F-1093
Certain statements in this release relate to future events and expectations and, as a result, constitute forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the company to be different from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) the impact of the company’s future earnings, financial condition, capital requirements and other factors on future dividends or the repurchase of shares of the company’s common stock and any decision by the company’s board of directors in regard to either (b) the effectiveness of management’s strategies and decisions; (c) adverse changes in economic or aluminum industry conditions generally; (d) adverse changes in the markets served by the company, including the aerospace, defense, general engineering, automotive, distribution and other markets; (e) the company’s inability to achieve the level of cash generation, margin improvements, cost savings, or earnings or revenue growth anticipated by management; (f) the company’s inability to complete its growth projects by target completion dates, (g) unfavorable changes in law, governmental regulations and policies or currency exchange rates, (h) significant legal proceedings or investigations adverse to the company, including environmental, product liability, safety and health and other claims, ; and (i) the other risk factors summarized in the company’s Form 10-K for the year ended December 31, 2007 and other reports filed with the Securities and Exchange Commission.
Investor Relations Contacts:
Dan Rinkenberger
Kaiser Aluminum
(949) 614-1740
Public Relations Contact:
Geoff Mordock
Fleishman-Hillard
(323) 762-1818